Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement of Reval Holdings, Inc on Form S-1 of our report dated March 30, 2012 on our audit of their consolidated statements of operations, changes in redeemable equity and stockholders’ deficit and cash flows for the year ended December 31, 2009. We also consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form S-1.

/s/ EISNERAMPER LLP

New York, New York

March 30, 2012